UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 23, 2006

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 "N" Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-0521
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

        On March 23, 2006, TierOne Corporation’s subsidiary, TierOne Bank, issued a press release announcing that it had entered into a definitive agreement to purchase the Omaha, Nebraska branch office of Marine Bank located at 2921 South 168th Street. Under the terms of the purchase agreement, TierOne Bank will acquire all of the deposits and other assets of Marine Bank’s Omaha facility. Marine Bank’s Omaha facility had over $10.6 million in total deposits based upon June 30, 2005 data furnished by the Federal Deposit Insurance Corporation. The transaction is subject to approval by federal regulators and the satisfaction of certain terms and conditions precedent to closing contained in the purchase agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

99	Press Release of TierOne Bank, dated March 23, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: March 24, 2006	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99	Press Release of TierOne Corporation, dated March 23, 2006.